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                                                                  EXHIBIT 2.1(c)


THE SECURITIES EVIDENCED OR CONSTITUTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                    EXERCISABLE ON OR BEFORE JANUARY 29, 2001

No. Whittaker #1                                               421,402 Warrants

                               Warrant Certificate

                            MRV COMMUNICATIONS, INC.

                  This Warrant Certificate certifies that WHITTAKER CORPORATION, or registered assigns, is the registered holder of Warrants expiring January 29, 2001 (the "Warrants") to purchase Common Stock, par value $0.0034 per share (the "Common Stock"), of MRV Communications, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m. Pacific time on January 29, 2001, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $35.00 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company, but only subject to the conditions set forth herein and in the Warrant Agreement referred to herein. Notwithstanding the foregoing, Warrants may be exercised without the exchange of funds pursuant to the net exercise provisions of Section 5 of the Warrant Agreement. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

                  No Warrant may be exercised after 5:00 p.m., Pacific time on January 29, 2001, and to the extent not exercised by such time such Warrants shall become void.

                  This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of Delaware.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring January 29, 2001 entitling the holder on exercise to receive shares of Common Stock, par value $0.0034 per share, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of January 30, 1998 (the "Warrant Agreement"), duly executed and delivered by the Company to Whittaker Corporation, a Delaware corporation (the "Holder"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company, the Holder and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

                  Warrants may be exercised at any time on or before January 29, 2001. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with



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payment of the Exercise Price in cash at the office of the Company. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

                  The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

                  Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

                  Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                  The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                  IN WITNESS WHEREOF, MRV Communications, Inc. has caused this Warrant Certificate to be signed by its Chief Operating Officer and by its Assistant Secretary, and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated: January 30, 1998

                                         MRV COMMUNICATIONS, INC.


                                         By  /s/ ZEEV RAV-NOY
                                            ---------------------------------
                                                  Chief Operating Officer


                                         By  /s/ EDMUND GLAZER
                                            ---------------------------------
                                                  Assistant Secretary



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                         [Form of Election to Purchase]

                    (To Be Executed Upon Exercise Of Warrant)

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of MRV Communications, Inc. in the amount of $______ in accordance with the terms hereof, unless the holder is exercising Warrants pursuant to the net exercise provisions of Section 5 of the Warrant Agreement. The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is _______________________________ and that such shares be delivered to ________________ whose address is ___________
______________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is ________________, and that such Warrant Certificate be delivered to _________________, whose address is __________________.



                                       Signature:
                                                  ----------------------------


Date: ___________


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